UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2014

FluoroPharma Medical, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-151381 (Commission File Number)	20-8325616 (IRS Employer Identification No.)

8 Hillside Avenue, Suite 207
Montclair, NJ 07042
(Address of principal executive offices and zip code)

(973) 744-1565
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

From November 18, 2014 through December 29, 2014, FluoroPharma Medical, Inc. (the “Company”) accepted additional subscriptions for an aggregate principal amount of approximately $776,000, $47,916 of which was received by the Company in marketable securities, pursuant to separate note purchase agreements entered into with certain accredited investors identified therein for the issuance and sale in a private placement of promissory notes (the “Notes”).  The terms of the Notes are substantially identical to the Notes issued in connection with the Company’s private placement that closed on July 22, 2014, which terms are disclosed in a Current Report on Form 8-K filed by the Company with the SEC on July 25, 2014 (the “July 2014 Form 8-K”).

The foregoing description of the private placement and issuance of the Notes is qualified in its entirety by reference to the complete text of the (i) form of note purchase agreement filed as Exhibit 10.1 to the July 2014 Form 8-K; and (ii) form of Note filed as Exhibit 4.1 to the July 2014 Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation.

The disclosure set forth under Item 1.01 above is hereby incorporated in its entirety under this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, the Company consummated the private placement of the Notes.  The issuance of the Notes was exempt from registration pursuant to Section 4(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act of 1933, as amended.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1	Form of Note (incorporated by reference to the Current Report on Form 8-K filed with the SEC on July 25, 2014).

10.1	Form of Note Purchase Agreement (incorporated by reference to the Current Report on Form 8-K filed with the SEC on July 25, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 30, 2014
FLUOROPHARMA MEDICAL, INC.

By: /s/ Johan M. (Thijs) Spoor
        Name Johan M. (Thijs) Spoor
        Title: CEO and President